                                                                     EXHIBIT 5.1


                  [Letterhead of Gibson, Dunn & Crutcher LLP]


                                February 1, 2000



(303) 298-5700                                                    C 18787-00001


Convergent Communications, Inc.
400 Inverness Drive South, Suite 400
Englewood, Colorado 80112

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:


     We refer to an aggregate of 6,152,125 shares of Common Stock, no par value, of Convergent Communications, Inc., a Colorado corporation (the "Company"), which are the subject of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), which shares (the "Shares") may be offered and sold under the Convergent Communications, Inc. 1996 Incentive and Non-Statutory Stock Option Plan; the Convergent Communications, Inc. 1997 Incentive and Non-Statutory Stock Option Plan; the Convergent Communications, Inc. 1998 Incentive and Non-Statutory Stock Option Plan; the Convergent Communications, Inc. 1999 Employee Stock Option Plan; the Convergent Communications, Inc. 1999 Director Stock Option Plan; the Convergent Communications, Inc. 2000 Stock Incentive Plan; the Convergent Communications, Inc. Deferred Compensation Plan; and the Convergent Communications, Inc. Acquisition Incentive Program (together, the "Plans").

     We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have determined relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all

Convergent Communications, Inc.
[Letterhead of Gibson, Dunn & Crutcher LLP]


February 1, 2000
Page 2


documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon our examination mentioned above, we are of the opinion that the Shares have been validly authorized for issuance and, when (a) the Registration Statement has become effective under the Act, (b) the Shares are issued and sold in accordance with the terms set forth in the Registration Statement and in the Plans, including, in the case of Shares issued pursuant to the exercise of options issued under the Plans, the payment for the underlying Shares, and (c) the pertinent provisions of any applicable state securities laws have been complied with, the Shares so issued will be legally issued and will be fully paid and nonassessable.


     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing on the cover of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP